Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CHAVANT CAPITAL ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this certificate of incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Chavant Capital Acquisition Corp. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. The name of the Corporation’s registered agent at such address is The Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

FOURTH.

A.            Authorized Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred million (300,000,000) shares, divided into three (3) classes as follows: (i) two hundred eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”); (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock”); and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

B.            Class A Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock are as follows (references to Sections in this Article FOURTH Part B without reference to this Article FOURTH Part B are to Sections of this Article FOURTH Part B):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended or amended and restated from time to time, this “Certificate of Incorporation”), outstanding shares of Class A Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class B Common Stock.

2.            Voting Rights. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part C, (a) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class A Common Stock held of record by such holder; provided, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Class A Common Stock voting separately as a single class.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class B Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class A Common Stock or Rights (as defined below) to acquire shares of Class A Common Stock is declared and paid or set apart for payment on outstanding shares of Class A Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class A Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class B Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class A Common Stock, on the one hand, and the outstanding shares of Class B Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction (as defined below) or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall share, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration (as defined below) in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class A Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment, merger, consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class A Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class B Common Stock relative to the Class A Common Stock.

C.            Class B Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock are as follows (references to Sections in this Article FOURTH Part C without reference to this Article FOURTH Part C are to Sections of this Article FOURTH Part C):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this Certificate of Incorporation, outstanding shares of Class B Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class A Common Stock.

2.	Voting Rights.

(a)            General. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part B, (a) the holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to ten (10) votes for each outstanding share of Class B Common Stock held of record by such holder.

(b)            Class B Directors. For so long as any shares of Class B Common Stock shall remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting together as a single class, shall be entitled to, at any meeting of the holders of outstanding shares of Class B Common Stock held for the election of directors or by consent in lieu of a meeting of the holders of outstanding shares of Class B Common Stock, (i) elect three (3) members of the Board of Directors (collectively, the “Class B Directors” and each, a “Class B Director”), (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director; provided, however, if the holders of shares of Class B Common Stock, voting or consenting together as a single class, fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors pursuant to this Section 2(b), then any directorship not so filled shall remain vacant until such time as such directorship shall be filled in accordance with this Section 2(b), and no such directorship may be filled by stockholders of the Corporation other than the holders of shares of Class B Common Stock, voting or consenting together as a single class. For purposes of this Section 2(b), each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class B Common Stock held of record by such holder.

(c)            Action by Consent. Notwithstanding Article SEVENTH, any action required or permitted to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of shares of Class B Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of shares of Class B Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class A Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock is declared and paid or set apart for payment on outstanding shares of Class B Common Stock, a dividend or distribution of an equal number of shares of Class A Common Stock or Rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class B Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class A Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class B Common Stock, on the one hand, and the outstanding shares of Class A Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall share, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment merger or consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class A Common Stock relative to the Class B Common Stock.

8.	Conversion.

(a)            Voluntary Conversion. Each outstanding share of Class B Common Stock may, at the option of the holder thereof, exercisable at any time upon written notice to the Corporation as provided in this Section 8(a), be converted into one (1) fully-paid and non- assessable share of Class A Common Stock. Any holder of an outstanding share of Class B Common Stock desiring to convert such share into a share of Class A Common Stock as aforesaid shall (i) deliver written notice to the Corporation specifying the number of outstanding share(s) of Class B Common Stock to be converted and (ii) surrender the certificate(s) representing the outstanding share(s) of Class B Common Stock to be converted, duly indorsed for transfer to the Corporation, in each case, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock.

(b)            Automatic Conversion Upon the Conversion Event. Each outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Conversion Event (as defined below).

(c)            Automatic Conversion Upon a Disposition. An outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Disposition (as defined below) of such share of Class B Common Stock other than to a Permitted Transferee (as defined below).

(d)            Mechanics of Conversion. Before any holder of outstanding share(s) of Class B Common Stock shall be entitled to receive certificate(s) representing the share(s) of Class A Common Stock into which such share(s) of Class B Common Stock shall have been converted pursuant to this Section 8, such holder shall have surrendered the certificate(s) therefor, duly indorsed for transfer to the Corporation, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock. The Corporation shall, as soon as practicable after such conversion and surrender, issue and deliver at such office to such holder, or the nominee(s) of such holder, certificate(s) representing the number of shares of Class A Common Stock to which such holder shall be entitled pursuant to this Section 8, and the certificate(s) representing the share(s) of Class B Common Stock so surrendered shall be cancelled. In the event that there shall have been surrendered certificate(s) representing outstanding shares of Class B Common Stock, only a portion of which shall been converted pursuant to Section 8(a) or Section 8(c), as applicable, then the Corporation shall also issue and deliver to such holder, or the nominee(s) of such holder, certificate(s) representing the number of outstanding shares of Class B Common Stock which shall not have been converted pursuant to Section 8(a) or Section 8(c), as applicable. A conversion of outstanding share(s) of Class B Common Stock pursuant to Section 8(a) shall be deemed to have been made at 5:00 p.m. New York City time on the date of the surrender of the certificate(s) representing shares of Class B Common Stock to be converted, subject to the prior or contemporaneous delivery of the written notice of such holder’s election to convert required by Section 8(a), and the individual(s) or entit(ies) entitled to receive the shares of Class A Common Stock issuable upon a conversion of share(s) of Class B Common Stock pursuant to Section 8(a) shall be treated for all purposes as the record holder(s) of such share(s) of Class A Common Stock as of such date.

(e)            Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock pursuant to this Section 8, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 8.

(f)            Status of Converted, Repurchased or Otherwise Acquired Shares of Class B Common Stock. If any share of Class B Common Stock is converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, the share of Class B Common Stock so converted, repurchased or otherwise acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such conversion, repurchase or acquisition and shall not be reissued as a share of Class B Common Stock. Upon the retirement and cancellation of any share of Class B Common Stock converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, and upon the taking of any other action required by applicable law, the number of authorized shares of Class B Common Stock shall be reduced accordingly or, if such retired shares constitute all of the authorized shares of Class B Common Stock, all reference to Class B Common Stock shall be eliminated from this Certificate of Incorporation.

9.	Restrictions on the Disposition of Shares of Class B Common Stock.

(a)            Disposition. Upon a Disposition of an outstanding share of Class B Common Stock other than to the Corporation or a Permitted Transferee, such share shall automatically be converted into one (1) fully-paid and non-assessable share of Class A Common Stock as provided in Section 8(c). To the fullest extent permitted by applicable law, the Corporation shall not register the Disposition of a share of Class B Common Stock other than in the name of the Corporation or a Permitted Transferee.

(b)            Legend. Each certificate representing one or more shares of Class B Common Stock or notice given pursuant to Section 151(f) of the DGCL with respect to one or more uncertificated shares of Class B Common Stock, as applicable, shall bear a legend substantially in the following form (or in such other form as the Board of Directors shall adopt by resolution or resolutions):

SHARES OF CLASS B COMMON STOCK ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND REGISTRATION OF TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF MOBIX LABS, INC., A DELAWARE CORPORATION (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED), WHICH IS ON FILE WITH SAID CORPORATION.

(c)            Issuance. To the fullest extent permitted by applicable law, the Corporation shall not issue a share of Class B Common Stock other than to a Permitted Transferee in accordance with Section 3 or Section 4 of Article FOURTH Part B or Section 3 or Section 4.

10.	Certificated or Uncertificated Shares of Class B Common Stock or Class A Common Stock.

(a)            Class B Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class B Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class B Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class B Common Stock, (i) provisions of this Certificate of Incorporation requiring the surrender of a certificate or certificates representing or formerly representing such shares by a holder to the Corporation shall instead require the delivery of an instruction with a request to register the transfer of such shares to the Corporation and (ii) provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

(b)            Class A Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class A Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class A Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class A Common Stock, provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

D.	Definitions.

(a)            “Business Combination Agreement” means the Business Combination Agreement, dated as of November 15, 2022, by and among Chavant Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands, CLAY Merger Sub II, Inc., a Delaware corporation, and Mobix Labs, Inc., a Delaware corporation, as amended or amended and restated.

(b)            “Change of Control Transaction” means: (i) the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any Subsidiary (as defined below)) (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any Subsidiary or Subsidiaries shall not be deemed to be a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction involving the Corporation with any other entity (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such merger, consolidation, business combination or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, the surviving entity or its parent and (y) more than fifty percent (50%) of the total number of outstanding voting securities of the Corporation, the surviving entity or its parent, in each case, as outstanding immediately after such merger, consolidation, business combination or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation owning voting securities of the Corporation, the surviving entity or its parent immediately following such merger, consolidation, business combination or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction”; and (iii) the recapitalization, reorganization or other similar transaction involving the Corporation (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such recapitalization, reorganization or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and (y) more than fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation, in each case, as outstanding immediately after such recapitalization, reorganization or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following such recapitalization, reorganization or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction.”

(c)            “Closing Date” means the “Closing Date” as defined in the Business Combination Agreement.

(d)            “Code” means the Internal Revenue Code of 1986, as amended.

(e)            “Control” and “Controlled” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(f)            “Conversion Event” means 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which shares of any class or series of capital stock of the Corporation are then listed) after the seventh (7th) anniversary of the Closing Date.

(g)           “Differential Consideration” shall mean the only differences between the per share consideration payable to or receivable by the holders of outstanding shares of Class B Common Stock, on the one hand, and the holders of the outstanding shares of Class A Common Stock, on the other hand, are that (i) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have ten (10) times the voting power of any securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, and (ii) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, relative to the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of the securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, that an outstanding share of Class B Common Stock had to an outstanding share of Class A Common Stock immediately prior to such a Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4 of Article FOURTH Part B or Section 4 of this Article FOURTH Part C.

(h)            “Disposition” means, with respect to any outstanding share of Class B Common Stock, any sale, assignment, transfer, conveyance or other disposition thereof or any legal or beneficial interest therein, in each case, whether voluntary or by operation of applicable law; provided, however, that the following shall not be considered a Disposition:

(i)            Any grant of a revocable proxy by a holder of an outstanding share or shares of Class B Common Stock to any individual or entity instructing such individual or entity how to vote such shares in connection with (A) actions to be taken at a specific annual or special meeting of stockholders of the Corporation or (B) any other specific action of the stockholders of the Corporation permitted by this Certificate of Incorporation;

(ii)            Any entering into of a voting trust, agreement or arrangement (with or without granting a proxy) by a holder of an outstanding share or shares of Class B Common Stock solely with one or more other holders of an outstanding share or shares Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to any holder of an outstanding share or shares of Class B Common Stock subject thereto other than the mutual promise to vote such holders’ outstanding share or shares of Class B Common Stock in a designated manner;

(iii)            Any pledge by a holder of an outstanding share or shares of Class B Common Stock that creates a mere security interest in such share or shares pursuant to a bona fide loan or indebtedness transaction; provided that the holder of such share or shares of Class B Common Stock continues to exercise sole Voting Control (as defined below) over such share or shares; provided, further, that a foreclosure on such share or shares of Class B Common Stock or other similar action by the pledgee of such share or shares shall constitute a Disposition unless such foreclosure or similar action qualifies as a Disposition to a Permitted Transferee at such time;

(iv)            (A) The sale, assignment, transfer, conveyance or other disposition by a holder of an outstanding share or shares of Class B Common Stock to a grantor retained annuity trust (a “GRAT”), the trustee of which GRAT is (I) a Permitted Transferee, (II) Members of the Immediate Family of a Permitted Transferee, (III) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors or bank trust departments, (IV) an employee of the Corporation or a member of the Board of Directors or (V) solely in the case of any such trust established by an individual grantor, any other bona fide trustee; (B) a change in trustee for such a GRAT from an individual or entity identified in the foregoing subclauses (I) through (V) to another individual or entity identified in the foregoing subclauses (I) through (V); and (C) the distribution of such shares of Class B Common Stock from such GRAT to a Permitted Transferee (provided, however, that the distribution of an outstanding share or shares of Class B Common Stock to any beneficiary of such GRAT other than a Permitted Transferee shall constitute a Disposition);

(v)            The transfer by a holder of an outstanding share or shares of Class B Common Stock of custody over such share or shares to a broker (as a nominee) or other nominee for so long as a Permitted Transferee retains (A) sole Voting Control, (B) sole dispositive power over such share or shares of Class B Common Stock and (C) all of the economic consequences of ownership of such share or shares of Class B Common Stock;

(vi)            The entering into of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act, with a broker (as a nominee) or other nominee; provided, however, that a sale of (or agreement to sell) an outstanding share or shares of Class B Common Stock pursuant to such plan shall constitute a “Disposition” at the time of such sale (or agreement to sell); and

(vii)            Solely and exclusively in connection with a Change of Control Transaction, except as otherwise provided in clause (i) or clause (ii) above, (A) the entering into by a holder of an outstanding share or shares of Class B Common Stock of a support, voting, tender or similar agreement or arrangement with respect to an outstanding share or shares of Class B Common Stock, (B) the granting by a holder of an outstanding share or shares of Class B Common Stock of any revocable proxy with respect to such share or shares of Class B Common Stock and/or (C) the tendering by a holder of an outstanding share or shares of Class B Common Stock of such share or shares of Class B Common Stock in any tender or exchange offer for all of the then outstanding shares of Class A Common Stock and the then outstanding shares of Class B Common Stock; provided, however, that, in each case described in subclauses (A) through (C), in the event that the subject Change of Control Transaction is consummated and such consummation results in an acquisition of any such share or shares of Class B Common Stock other than by a Permitted Transferee, such acquisition shall constitute a Disposition.

(i)             “Exchange Act” means the Exchange Act of 1934, as amended.

(j)            “Founder” means any one of James Peterson, Frederick Goerner, Manuchehr Neshat, Fabrizio Battaglia, Mark Wong, Keyvan Samini and Oleksandr Gorbachov and “Founders” means any two or more of the foregoing individuals.

(k)           “Members of the Immediate Family” means, with respect to any individual: (i) each parent (whether by birth or adoption), spouse or child (including any step- child) or other descendants (whether by birth or adoption) of such individual; (ii) each spouse of any individual referenced in the aforesaid clause (i); (iii) each trust created solely for the benefit of such individual and/or one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) each legal representative of any individual referenced in the aforesaid clauses (i) or (ii), including, without limitation, a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor, acting in such capacity under the authority of applicable law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of clause (i) of this definition, an individual shall be considered the “spouse” of another individual if he or she is (or was immediately prior to the death of such individual) legally married to such individual, lives (or lived immediately prior to the death of such individual) in a civil union with such individual or is (or was immediately prior to the death of such individual) the common law partner of such individual.

(l)            “Permitted Transferee” means: (i) each Founder; (ii) any one or more of the Members of the Immediate Family of a Founder; (iii) any corporation, partnership, limited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity Controlled, directly or indirectly, by one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) any individual retirement account (as defined in Section 408(a) of the Code) for the exclusive benefit of one or more of the individuals referenced in the aforesaid clauses (i) and (ii) or any trust created and organized in the United States and forming part of a stock bonus, pension or profit-sharing plan of an employer for the exclusive benefit of the employer’s employees or their beneficiaries that satisfies the requirements for qualification under Section 401 of the Code and in which one or more of the individuals referenced in the aforesaid clauses (i) or (ii) is a participant, provided, that, in each case provided in this clause (iv), one or more of the individuals referenced in the aforesaid clauses (i) or (ii) have sole decision making authority with respect the shares of Class B Common Stock held therein, including with respect to the exercise of Voting Control over such shares of Class B Common Stock, and “Permitted Transferees” means more than one Permitted Transferee.

(m)            “Rights” means any right, option, warrant, conversion right or contractual right of any kind to acquire shares of any class or series of capital stock of the Corporation.

(n)            “Subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Corporation and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, unlimited liability companies and/or trusts, and “Subsidiaries” means more than one Subsidiary.

(o)            “Voting Control” means, with respect to a share of Class B Common Stock, the power to vote or direct the voting of such share by proxy or voting trust, agreement or arrangement.

E.            Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class.

FIFTH. Incorporator. The incorporator of the Corporation is Jiong Ma, whose mailing address is 445 Park Avenue, 9th Floor, New York, NY 10022.

SIXTH. Board of Directors.

1.            Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and duties expressly conferred upon the Board of Directors by the DGCL or by this Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2.            Classified Board. Except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the provisions of this Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, with each class to contain, for so long as there shall be three (3) Class B Directors then in office, not more than one (1) Class B Director. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this certificate of incorporation of the Corporation in accordance with the DGCL (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors in office, subject to such directors’ respective earlier death, resignation or removal. From and after the Classification Effective Time, in case of any increase or decrease, from time to time, in the number of directors (other than in the number of Preferred Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible. The Board of Directors is hereby authorized to assign members of the Board of Directors already in office to such classes as of the time such classification becomes effective.

3.            Removal of Directors. Except for any Preferred Directors, for so long as the Board of Directors shall be classified as provided in Section 2 of this Article SIXTH, any director or the entire Board of Directors (which, for the avoidance of doubt, shall include any Class B Directors) may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

4.            Newly Created Directorships and Vacancies. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of this Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of Preferred Stock then outstanding to elect one or more Preferred Directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

5.            Automatic Increase/Decrease in Authorized Directors. During any period when the holders of any class of capital stock of the Corporation then outstanding have the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any series of Preferred Stock then outstanding have the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Class Directors and/or Preferred Directors, and the holders of such outstanding class of stock of the Corporation shall be entitled to elect the Class Director or Class Directors and/or the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors; and (b) each such Class Director or Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates by or pursuant to the provisions of this Certificate of Incorporation, whichever occurs earlier, subject to such director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any outstanding class of stock of the Corporation having the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, in either case, are divested of such right by or pursuant to the provisions of this Certificate of Incorporation governing such class or series, as applicable, the term of office of each such director or any director elected to fill any vacancy resulting from the death, resignation, disqualification or removal of such director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

6.            No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

7.            No Cumulative Voting. To the fullest extent permitted by applicable law, cumulative voting shall be eliminated.

8.           Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders for any purpose or purposes (a) may be called solely by, and shall be held at such time and date as determined solely by, either (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (b) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and held as provided in the bylaws of the Corporation upon the written request of the holders of not less than ten percent (10%) of voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class, delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with in the bylaws of the Corporation. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting.

9.            Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of this Certificate of Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class.

SEVENTH. Stockholder Action. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

EIGHTH. Exculpation. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Article EIGHTH in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

NINTH. Forum for Adjudication of Certain Disputes.

1.            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of this Certificate of Incorporation or the Corporation’s bylaws or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants. For avoidance of doubt, this Section 1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

2.            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

3.           Application. Failure to enforce the provisions of this Article NINTH would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article NINTH. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH. For the avoidance of doubt, this Article NINTH shall not apply to any action asserting claims arising under the Exchange Act.

TENTH. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Article TENTH; subject, however, to the requisite votes or consents set forth in Section 7 of Article FOURTH Part B, Section 7 of Article FOURTH Part C and the next sentence. In addition to any affirmative vote required by applicable law and/or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles SIXTH, SEVENTH or EIGHTH or this sentence.

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The undersigned incorporator hereby acknowledges that the forgoing Certificate of Incorporation is his or her act and deed on this, the 21st day of December, 2023.

/s/ Jiong Ma
Jiong Ma
Incorporator

[Signature Page to Certificate of Incorporation]